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                                                                 Exhibit 10.24


                                AMENDMENT NO. 2
                          TO THE ANGELICA CORPORATION
                DEFERRED COMPENSATION OPTION PLAN FOR DIRECTORS


            WHEREAS, Angelica Corporation (the "Company") established the Angelica Corporation Deferred Compensation Option Plan for Directors (the "Plan") effective as of January 1, 1991, for the benefit of members of the Board of Directors of the Company who elect to participate in the Plan; and

            WHEREAS, the Company desires to amend the Plan.

            NOW, THEREFORE, the Company does hereby amend the plan, effective as of December 1, 1994 in the following respects:


                                       I.

            Section 2.1(e) is hereby deleted and the following substituted in lieu thereof:

            "(e) `Deferral' means an amount which would have been received
                  --------
            as Board meeting and Board committee meeting fees, other than the annual retainer Director fees, but for a Participant's election under this Plan."


                                      II.

            Section 3.2 of the Plan is amended and the following substituted in lieu thereof:

            "Section 3.2          Early Retirement Benefit.
                                  ------------------------

            A Director who is eligible to participate in the Plan shall be offered a Deferred Compensation Agreement pursuant to which he or she may elect to defer his or her Board meeting and Board committee meeting fees, other than the annual retainer Director fees, for a period determined by the Committee, which period may not exceed one (1) calendar year, in the case of a Director who attains an age between sixty-nine (69) and seventy-one (71) within six (6) months prior to the effective date of an election under this Section, or four (4) calendar years in the case of any other Director. A Director who desires to participate in the Plan must execute the Deferred Compensation Agreement and return such agreement to the corporate secretary of the Parent Company. Such agreement shall become effective immediately upon its receipt by the corporate secretary if it is received within thirty (30) days after it is offered to the Director or, in all other cases, as of the beginning of the calendar year after it is received by the corporate secretary."


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            IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by its duly authorized officer this 29th day of Nov., 1994.
                                                ----        ----


                                        ANGELICA CORPORATION


                                              /s/ L. J. Young
                                        By -----------------------------------

                                              Chairman of the Board
                                        Its-----------------------------------



                                                                   angdcop.dir


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